                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 27, 1997, except for Notes 5 and 11, as to which the date is August 22, 1997, on our audits of the consolidated financial statements of United American Holding Corporation and subsidiary. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.

Orlando, Florida
October 31, 1997